UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 30, 2004

COACHMEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA	1-7160	31-1101097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana	46514

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (574) 262-0123

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

        See “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

        On December 30, 2004, Coachmen Industries, Inc. entered into Amendment No. 6 dated as of December 30, 2004 (the “Amendment”), to that certain Credit Agreement by and among the Company, JPMorgan Chase Bank, N.A., as successor to Bank One Indiana, N.A., National City Bank of Indiana and 1st Source Bank dated as of June 30, 2003, as amended (the “Credit Agreement”). The Amendment provides for a one-time short-term loan to the Company of Ten Million Dollars ($10,000,000) (the "Short-Term Loan"). The Short-Term Loan bears interest at the prime rate and is due and payable, with all accrued and unpaid interest thereon, in a single installment on February 28, 2005. The Short-Term Loan was disbursed to the Company on December 30, 2004.

        In addition to the Short-Term Loan, the Credit Agreement provides for borrowings of up to $30,000,000 under a revolving loan facility, up to $5,000,000 under an Alternative Line Loan, up to approximately $8,400,000 under letters of credit supporting various industrial revenue bonds and up to $7,500,000 under a term loan (collectively, the “Facility”). The Credit Agreement contains, among other things, customary affirmative and negative covenants, including financial covenants requiring the maintenance of a specified consolidated current ratio, fixed charge coverage ratio, leverage ratio and a required minimum net worth. The Amendment amended the leverage ratio to be maintained by the Company. As amended, the Credit Agreement provides that the Company will not permit the ratio of Consolidated Debt to Consolidated EBITDA (each as defined in the Credit Agreement) to be greater than (i) 3.0 to 1.0 through the fiscal quarter ended March 31, 2005, (ii) 2.5 to 1.0 thereafter through the fiscal quarter ended September 30, 2005, and (iii) 2.0 to 1.0 as to any fiscal quarter thereafter.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

             (c)   The following exhibit is furnished as a part of this Report:

                      10.1   Amendment No. 6 to Credit Agreement.

             The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.
By:/s/ Richard M. Lavers Richard M. Lavers, Executive Vice President, General Counsel and Secretary

Date:  December 30, 2004

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIALLY NUMBERED PAGES
10.1	Amendment No. 6 to Credit Agreement	4

3